Hartman Short Term Income Properties XX, Inc. Increases Q2 21 Monthly Distributions for Shareholders
Hartman Short Term Income Properties XX, Inc., has announced an increase in monthly distributions from $0.02916 per share per month to $0.03333 per share per month. The distribution increase, which is subject to review on a monthly basis, took effect from the second quarter of 2021, and is payable to all shareholders of record.

The REIT’s portfolio consists of 44 commercial properties compromising approximately 6.8m square feet plus four pad sites, all located in Texas.

“We are pleased to be on a path to returning our historical distributions in light of the challenging market conditions.” Said Al Hartman, Chairman of the Board of Directors at Hartman Advisors, and President and CEO of Hartman Income REIT Management, Inc.

The key objective for the fund is to grow in a manner consistent with a fundamental strategy of owning and operating value add properties in Texas. The strategy in place for 2021 is to focus on increasing occupancy and extending the portfolio’s weighted average in-place lease term to drive cash flow growth.

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About Hartman

Hartman has extensive experience acquiring, owning, managing, and leasing commercial office, retail, light industrial and warehouse properties located in Texas. Since 1983, Hartman and its affiliated entities (including founder, Allen R. Hartman) have sponsored 29 programs and acquired interests in more than 90 real assets totaling approximately $805 million as of March 31, 2021.

Forward-Looking Statement: This press release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. Several important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Such factors include those described in the Risk Factors sections of the annual report on Form 10-K for Hartman Short Term Income Properties XX and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this press release speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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